UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 1, 2008

TAO MINERALS LTD.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-51922
(Commission File Number)

20-1682702
(IRS Employer Identification No.)

Officina 624, Empresarial Mall Ventura, Cra.32 #1B Sur 51, Medellin, Columbia
(Address of principal executive offices and Zip Code)

807 344 2644
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01. Entry into a Material Definitive Agreement

On September 1, 2008, we entered into an executive employment agreement with James Sikora, our president and chief executive officer. Pursuant to the terms of the agreement, we agree to pay to Mr. Sikora an annual salary of $120,000 and issue to Mr. Sikora 500,000 shares of preferred “A” stock. In addition, Mr. Sikora is eligible to earn a cash bonus of up to $150,000 for each twelve month period during the employment term. The agreement shall be for a period of thirty-six (36) months.

On September 1, 2008, we entered into a contractor engagement agreement with Julio De Leon. Pursuant to the terms of the agreement, we agree to pay to Mr. De Leon an annual salary of $108,000 and issue to Mr. De Leon 300,000 shares of preferred “A” stock. In addition, Mr. De Leon is eligible to earn a cash bonus of up to $120,000 for each twelve month period during the employment term. The agreement shall be for a period of thirty-six (36) months.

Item 9.01 Financial Statements and Exhibits

10.1	Executive Employment Agreement dated September 1, 2008 between our company and James Sikora.

10.2	Contractor Engagement Agreement dated September 1, 2008 between our company and Julio De Leon.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAO MINERALS LTD.

/s/ James Sikora
By: James Sikora
President
Date: October 7, 2008